{Clients/1032/4897-9775-3738-v1} FOR IMMEDIATE RELEASE Provident Financial Services, Inc. Announces Authorization of New Stock Repurchase Program ISELIN, N.J., January 26, 2026 — Provident Financial Services, Inc. (the “Company”) today announced that its Board of Directors has authorized the Company’s tenth stock repurchase program, which will begin upon the completion of the existing stock repurchase program, which has 814,247 shares remaining available for repurchase. Under the new authorization, together with the remaining shares available under the existing authorization, the Company may repurchase up to 2.15% of its currently outstanding shares of common stock, or approximately 2.81 million shares. Repurchases may be made from time to time through open market purchases, unsolicited negotiated transactions, block trades, or pursuant to any trading plan adopted in accordance with Rule 10b5‑1 of the Securities and Exchange Commission. The repurchase program has no expiration date, and its completion is not subject to a specific timeframe. The timing and amount of any repurchases will be determined based on market conditions, capital levels, regulatory considerations, and other factors that the Company deems appropriate. All activity will be conducted in accordance with applicable SEC safe harbor rules and guidance. “We are confident in our earnings projections and are proud of our balance sheet strength and achievements,” said Anthony J. Labozzetta, President and Chief Executive Officer of Provident Financial Services, Inc. “The Board’s authorization of the repurchase program is a reflection of our sound risk management and capacity to efficiently return capital and add value to our shareholders.” “Our balance sheet and capital management strategy has enabled us to anticipate completing our existing stock repurchase program. Therefore, we are introducing additional capital return flexibility through this new authorization,” said Thomas M. Lyons, Senior Executive Vice President and Chief Financial Officer. “We expect strong capital

{Clients/1032/4897-9775-3738-v1} formation and will continue to assess repurchases within the context of prevailing market conditions and our long‑term financial objectives.” About Provident Financial Services, Inc. Provident Financial Services, Inc. is the holding company for Provident Bank, a community- oriented bank offering "Commitment you can count on" since 1839. Provident Bank (the “Bank”) provides a comprehensive array of financial products and services through its network of branches throughout New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Orange, Queens and Nassau Counties in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc. Forward‑Looking Statements Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, inflation and unemployment, competitive products and pricing, real estate values, fiscal and monetary policies of the U.S. Government, tariffs, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, potential goodwill impairment, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets, and the availability of and costs associated with sources of liquidity. The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date they are made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not assume any duty, and does not undertake, to update any forward- looking statements to reflect events or circumstances after the date of this statement.

{Clients/1032/4897-9775-3738-v1} Media Contact: Keith Buscio keith.buscio@provident.bank